Exhibit 10.1

OPEN MARKET SHARE REPURCHASE AGREEMENT

This OPEN MARKET SHARE REPURCHASE AGREEMENT (the “Agreement”) is made and entered into as of September 22, 2025, by and between CANTOR FITZGERALD & CO. (“Broker”) and CEA Industries Inc. (the “Company”).

Whereas, the Company wishes to repurchase shares of its common stock (the “Stock”) which is listed on the Nasdaq Capital Market under BNC in accordance with this Agreement and to carry out the tasks set forth herein;

Whereas Broker has agreed to act as a none-exclusive agent on behalf of the Company and repurchase shares of the Stock pursuant to this Agreement (the “Repurchase Program”),

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth herein, the parties hereby agree as follows:

(1)	APPOINTMENT OF BROKER; PURCHASING PROCEDURES.

a) The Company hereby appoints Broker as its non-exclusive agent to purchase the Stock on behalf of Company in the open market. It is the Company’s intention that such purchases benefit from the safe harbor provided by Rule 10b-18 (“Rule 10b-18”) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

b) Unless otherwise agreed to, the Company will provide Broker with instructions on a daily basis in respect of the Repurchase Program regarding the total number of Stock Broker is authorized to purchase and target amounts of Stock to be acquired during the day succeeding such instruction and the maximum price or the range of prices to be paid therefore. Except as otherwise provided in this Agreement, Broker shall determine, in its sole discretion, the timing, amount, prices and manner of purchase of Securities on any day, so long as such purchases are consistent with the instruction provided by the Company for such day.

(2)	COMPANY REPRESENTATIONS, WARRANTIES, AND COVENANTS.

a) The Company represents, warrants, and covenants that, prior to the implementation of the Repurchase Program, and in connection therewith (the foregoing representations and warranties shall each be deemed repeated on each day on which the Company places an order with Broker):

(i) it is not in possession of material non-public information and has no knowledge of a material fact or material change with respect to Company that has not been generally disclosed;

(ii) it is not subject to any legal, regulatory or contractual restriction or undertaking that would prevent the open market repurchase of its Stock;

(iii) it is entering into this Agreement in good faith and not as part of any scheme to evade insider trading prohibitions;

(iv) it will provide Broker with a copy of resolutions duly adopted by the Company’s Board of Directors authorizing the open market share repurchase;

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(v) it will provide Broker with a corporate resolution or secretary’s certificate identifying the undersigned and other specified individuals with the authority to implement the open market share repurchase by, among other things, engaging a broker-dealer to act as the Company’s agent for such purposes, establishing and maintaining an account on behalf of the Company for the Repurchase Program and to transact in and instruct such broker or dealer on the account to effect the Repurchase Program (“Authorized Persons”), such document must include specimen signatures of all Authorized Persons;

(vi) it will pay Broker a commission at a rate of $0.02 for each share of Stock purchased;

(vii) it will provide a Form W-9 certifying the taxpayer identification number of the entity purchasing the Stock;

(viii) it will provide Broker with trade reporting and security delivery instructions, as outlined in Attachment A, for the daily trade reporting and account statements as well as the delivery of the Stock purchased by Broker on the Company’s behalf; and

(ix) it will provide Broker with all necessary information regarding (i) any previous Stock purchases executed by the Company or an affiliated purchaser, as may be required for Broker to calculate the Company’s volume limitations under Rule 10b-18 and (ii) the intention on the part of any affiliated purchaser to purchase Stock on any day, including any purchase of a “block” (as defined in Rule 10b-18) pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) under the Exchange Act, if such purchase is to be effected otherwise than through Broker pursuant to this Agreement.

b) The Company further agrees that it will transfer funds for purchases of Stock that Broker makes on behalf of the Company as set forth on Attachment A or upon request by Broker, but in no case later than the settlement date stipulated on the applicable Trade Recap.

c) The Company acknowledges that other than to the extent of its representations and covenants herein, Broker shall not be responsible for Company’s compliance with Rule 10b-18. The Company specifically acknowledges that the requirements of Rule 10b-18 may not be met in the event that the Company purchases Stock through more than one broker or dealer on any single day. It is understood that Company may rotate its repurchase program; provided, however that Company covenants to use only one broker-dealer to make purchases of Stock under the Repurchase Program on any day in accordance with Rule 10b-18(b)(1).

d) The Company covenants not to take any action knowingly that would violate or cause any purchases of Stock by Broker to violate Rule 10b-18 and or, to the extent applicable, Exchange Act Rule 10b5-1 (“Rule 10b5-1”) or any other applicable law.

(3)	BROKER REPRESENTATIONS, WARRANTIES, AND COVENANTS.

a) Broker, acting as non-exclusive agent on behalf of Company, represents, warrants, and covenants that, prior to the implementation of the Repurchase Program, and in connection therewith (the foregoing representations and warranties shall each be deemed repeated on each day on which the Broker executes an order hereunder for Company):

(i) Broker will execute all open-market purchases of Stock in accordance with the timing, price and volume restrictions contained in subparagraphs (2), (3) and (4) of paragraph (b) of Rule 10b-18, it being understood that Broker shall not be responsible for delays between the execution and reporting of a trade in the Stock, any reporting errors of the principal exchange on which the Stock is traded or third party reporting systems or other circumstances reasonably beyond Broker’s control.

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(ii) Broker will execute purchases of Stock pursuant to instructions provided to Broker by Company or its designee. Broker has no obligation to accept, or to execute or cancel, all or any part of any order that you seek to execute or cancel, as the case might be.

b) At the end of each day on which Broker executes purchases of Stock on the Company’s behalf, Broker will provide to the Company a trade recap showing the number of shares of Stock purchased, the average price of the shares of Stock, the principal dollar amount of the transactions, the commissions or commission equivalent charged, the aggregate dollar amount due to Broker, and the trade date and the settlement date of such purchases (“Trade Recap”). Unless otherwise specified, all purchases made on behalf of the Company will settle two (2) business days after the trade date.

(4)	TERM AND TERMINATION.

a) This Agreement is effective as of the date listed above and will continue in effect until terminated by either party at any time, with or without cause, upon written notice to the other party.

b) This Agreement will remain in effect with respect to all transactions executed prior to such termination.

(5)	MISCELLANEOUS

a) This Agreement, along with any Rule 10b5-1 stock repurchase plan Broker executes with the Company concurrently or subsequently to this Agreement, if any, constitutes the entire Agreement between the parties with respect to the subject matter hereof, and supersedes any previous agreements, promises, and representations, whether written or oral, between parties.

b) The Company acknowledges and agrees that this agreement is a “securities contract,” as such term is defined in Section 741(7) of Title 11 of the United States Code, as it may be amended (the “Bankruptcy Code”), entitled to all of the protections given such contracts under the Bankruptcy Code.

c) Any notice, request, demand or other communication pursuant to this Agreement must be given in writing as specified below using one of the following methods: personal delivery, Registered or Certified Mail (in each case, return receipt requested and postage prepaid), nationally recognized overnight courier with tracking (all fees prepaid) or e-mail. A Notice is effective upon the earlier of (i) the date the Notice is actually received by the addressee, or (ii) (A) if sent by Registered or Certified Mail, two (2) business days after the Notice is sent, (B) if sent by nationally recognized overnight courier, one (1) business days after the Notice is sent, or (C) if sent by e-mail, upon written acknowledgement by the other party, which may also be by e-mail (each such notice, request, demand or other communication, a “Notice”).

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If sent to Company:	If sent to Broker:
Chief Executive Officer	General Counsel
CEA Industries Inc.	Cantor Fitzgerald & Co.
385 South Pierce Avenue, Suite C	110 East 59th Street
Louisville, Colorado 80027	New York, NY 10022
namdar@10xcapital.com	smerkel@cantor.com
with a copy to:	with a copy to:
mblankenship@winston.com	10bPlans@cantor.com

d) The Company agrees to indemnify and hold Broker (and its directors, officers, employees and affiliates) harmless from and against all claims, liabilities, losses, damages and expenses (including reasonable attorneys’ fees and costs) (collectively, “Losses”)arising out of or attributable to: (i) any material breach by the Company of this Repurchase Program and Agreement (including the Company’s representations, warranties, and covenants), and (ii) any violation by the Company of applicable laws or regulations; provided, however, that Company shall have no indemnification obligations to the extent the losses result direct and primarily from the gross negligence or willful misconduct of the Broker or any other indemnified person. This indemnification shall survive the termination of this Agreement.

e) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES. ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY ALLEGED BREACH THEREOF, SHALL BE SETTLED BY BINDING AND NON-APPEALABLE ARBITRATION TO BE ADMINISTERED BY THE FINRA DISPUTE RESOLUTION PROCESS IN NEW YORK, NEW YORK, IN ACCORDANCE WITH ITS RULES THEN IN EFFECT, AND JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION.

f) No amendment or modification of this Agreement will be effective unless it is in writing and signed by each of the parties hereto. If any provision of this Agreement is held illegal, void or unenforceable, the remainder of this Agreement will remain in effect. Any headings appearing on this Agreement are for convenience only and do not affect the interpretation of this Agreement. This Agreement may be executed in several counterparts, each of which will be an original, and all such counterparts taken together will constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), which shall be accepted as if they were original execution signatures.

g) By executing this Agreement, the Company represents that it is authorized to enter into this Agreement. Upon executing and returning one copy of this Agreement to the undersigned, this Agreement shall become a binding Agreement between the Company and Broker.

(Signature page to follow)

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CEA Industries Inc.		CANTOR FITZGERALD & CO.

By:	/s/ David Namdar	By:	/s/ Sameer Vasudev
Name:	David Namdar	Name:	Sameer Vasudev
Title:	Chief Executive Officer	Title:	Managing Director

[Signature page to Open Market Share Purchase Agreement – BNC – September 22, 2025]

Attachment A

Trade Reporting Information

Recipients of daily email report:

Name	Email Address	Telephone
David Namdar
Hans Thomas

Contact information for account statements, confirmations, etc.:

Contact:	Hans Thomas
Mailing Address:	1 World Trade Center, 85th Floor, New York, NY 10007
Phone:

Delivery of Securities

If via DWAC, please provide:

Name of transfer agent:	Continental Stock Transfer and Trust
Transfer agent contact:	Stacy Aqui
Contact phone number:
DWAC frequency (e.g. daily/weekly/monthly)	Daily

To wire proceeds to Cantor

Bank:

ABA #:

Account name:

Acct #:

Attn:

Ref: